EXHIBIT 10.12

                     CHANGE-IN-CONTROL PROTECTIVE AGREEMENT

         THIS AMENDED AND RESTATED AGREEMENT (the "Agreement") entered into this 20th day of April, 2006 (the "Effective Date"), by and between FIRST SOUTH BANK (the "Bank"), FIRST SOUTH BANCORP, INC. (the "Company"), and WILLIAM L. WALL (the "Employee").

         WHEREAS, the Employee has heretofore been employed by the Bank as an executive officer; and

         WHEREAS, the Board of Directors of each of the Company, the Bank and the Employee have determined that it is necessary and appropriate to enter into this Amended and Restated Agreement to ensure the Employee's continued service on terms consistent with his role and his importance to the success of the Company and the Bank;

         NOW, THEREFORE, the undersigned parties AGREE as follows:

         1. Defined Terms

         When used anywhere in the Agreement, the following terms shall have the meanings set forth herein.

         (a) "Change in Control" shall mean any one of the following events: (i) the acquisition by any person (or persons acting as a group) of ownership, holding or power to vote more than 25% of the voting stock of the Company or the Bank, (ii) the acquisition by any person (or persons acting as a group) of the ability to control the election of a majority of the Company's or the Bank's directors, (iii) the acquisition of a controlling influence over the management or policies of the Company or of the Bank, or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or of the Bank (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph, the terms "person" or "persons acting as a group" shall be construed within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and shall refer to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

         (c) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office as of the date of the Change in Control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided for on the date of the Change in Control, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the Change in Control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to elect or reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee is serving on such Board on the date of the Change in Control; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank or the Company; or (vii) a material reduction in the secretarial or other administrative support of the Employee.

         (d) "Just Cause" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the membership of the Bank's Board at a meeting called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Boards the Employee was guilty of conduct and specifying the particulars thereof in detail.

         (e) "Protected Period" shall mean the period that begins on the date that is six (6) months before a Change in Control and ends on later of the second anniversary of the effective date of a Change in Control.

         2. Trigger Events

         The Employee  shall be entitled to the severance  benefits set forth in
Section 3 of this Agreement in the event that (i) the Employee voluntarily terminates employment for any reason within the 30-day period beginning on the effective date of a Change in Control, (ii) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (iii) the Bank, the Company, or their successor(s) in interest terminate the Employee's employment for any reason other than Just Cause during the Protected Period.

         3. Severance Benefit

         If the Employee becomes entitled to collect severance benefits pursuant to Section 2 hereof, the Bank shall pay the Employee a severance benefit equal to one (1) times the Employee's base annual salary at the rate in effect when the Protected Period begins. Said sum shall be paid in one lump sum within ten
(10) days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company. In addition, upon the Employee's termination of employment during the Protected Period for any reason other than Just Cause, the Employee and his spouse shall continue to participate in the Bank's group health insurance program for the remainder of their respective lives on the terms set forth herein. The Bank shall fund the cost of such continuation coverage on the same terms as the Bank funded the cost of coverage for the Employee and his spouse immediately prior to the Employee's termination of employment (i.e., the Employee will pay the same dollar amount toward the premium costs as he paid immediately prior to his termination of employment), and the Bank shall fund the balance of such costs. If, for any reason, the Employee or his spouse cannot be continued under the Bank's group health insurance program for the period contemplated by this subparagraph, the Bank shall reimburse the Employee or his spouse for the cost of any substitute coverage obtained by the Employee or his spouse that provides substantially similar benefits. Such reimbursement shall be in an amount determined by reference to the dollar amount paid by the Employee immediately prior to his termination of employment, with the remaining amount paid by the Bank.

         4. Excise Tax Indemnification

         (a) For purposes of this Agreement, "Covered Benefits" shall mean any payment or benefit paid or provided to the Employee by the Company, the Bank or any affiliate or any successor in interest to the Company or the Bank (whether pursuant to this Agreement or otherwise) that will be (or in the opinion of Tax Counsel (as defined below) might reasonably be expected to be) subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that at any time during or after the Term of Employment the Employee shall receive any Covered Benefits, the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee from the Gross-Up Payment, after deduction of any federal, state and local income taxes, Excise Tax, and FICA and Medicare withholding taxes on the Gross-Up Payment, shall be equal to the Excise Tax on the Covered Benefits. For purposes of determining the amount of such Excise Tax on the Covered Benefits, the amount of the Covered Benefits that shall be taken into account in calculating the Excise Tax shall be equal to (i) the Covered Benefits, less (ii) the amount of such Covered Benefits that, in the opinion of tax counsel selected by the Company and reasonably acceptable to the Employee ("Tax Counsel"), are not parachute payments (within the meaning of Section 280G(b)(1) of the Code).

         (b) For purposes of this Section 4, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Excise Tax is payable and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee's residence on the effective date of the Employee's termination, net of the reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Except as otherwise provided herein, all determinations required to be made under this Section 13 shall be made by Tax Counsel, which determinations shall be conclusive and binding on the Employee and Company, absent manifest error.

         (c) The Company shall indemnify and hold the Employee harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, reasonable accountant's fees, interest, fines and penalties of any kind) which the Employee incurs as a result of any administrative or judicial review of the Employee's liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of the Employee's liability for the Excise Tax or otherwise relating to the classification for purposes of Section 280G of the Code of any of the Covered Benefits or other payment or benefit in the nature of compensation made or provided to the Employee by the Company. The Employee shall promptly notify the Company in writing whenever the Employee receives notice of the commencement of any judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Agreement or otherwise is being reviewed or is in dispute (including a notice of audit or other inquiry concerning the reporting of the Employee's liability under Section 4999). The Company may assume control at its expense over all legal and accounting matters pertaining to such federal or state tax treatment (except to the extent necessary or appropriate for the Employee to resolve any such proceeding with respect to any matter unrelated to the Covered Benefits or other payment or benefit in the nature of compensation made or provided to the Employee by the Company) and the Employee shall cooperate fully with the Company in any such proceeding. The
Employee shall not enter into any compromise or settlement or otherwise prejudice any rights the Company may have in connection therewith without prior consent of the Company. In the event that the Company elects not to assume control over such matters, the Company shall promptly reimburse the Employee for all expenses related thereto as and when incurred upon presentation of appropriate documentation relating thereto.

         5. Term of the Agreement

         This Agreement shall remain in effect for the period commencing on the Effective Date and ending on the earlier of (i) the date 12 months after the Effective Date, and (ii) the date on which the Employee terminates employment with the Bank; provided that the Employee's rights hereunder shall continue following the termination of this employment with the Bank under any of the circumstances described in Section 2 hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall be extended for an additional one-year period beyond the then effective expiration date provided the Board of Directors of the Bank determines in a duly adopted resolutions that the performance of the Employee has met the requirements and standards of the Board, and that this Agreement shall be extended.

         6. Termination or Suspension Under Federal Law

         (a) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

         (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.
         (c) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

         (d) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         7. Expense Reimbursement

         In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgment in favor of the Employee in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank or the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

         8. Successors and Assigns; Source of Payments

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Company.

         (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

         (c) The payments and benefits due the Employee under this Agreement, if any, shall be paid or provided by the Bank; provided, however, that the Company agrees that it shall be jointly and severally liable with the Bank for the payment of all amounts and the provision of all benefits due the Employee under any provision of this Agreement.

         9. Amendments

         No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         10. Applicable Law

         Except to the extent preempted by federal law, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         11. Severability

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         12. Entire Agreement

         This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Agreement on the day and year first hereinabove written.

ATTEST:                                             FIRST SOUTH BANK


/s/ Kristie W. Hawkins                              By:   /s/ Thomas A. Vann
---------------------------                            -------------------------
Assistant Secretary                                       Its President

ATTEST:                                             FIRST SOUTH BANCORP, INC.


/s/ Kristie W. Hawkins                              By:   /s/ Thomas A. Vann_
---------------------------                            -------------------------
Assistant Secretary                                       Its President


WITNESS:

/s/ Kristie W. Hawkins                              /s/ William L. Wall
----------------------------                        ----------------------------
                                                    William L. Wall